SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 13, 2024, among the Guarantors listed on Annex I attached hereto (each, a “New Guarantor” and collectively, the “New Guarantors”), each a subsidiary of Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales (“UK Holdco”), Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 16 rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 208514 (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and collateral agent (“the Collateral Agent”).
W I T N E S S E T H :
WHEREAS the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 31, 2019, providing for the issuance of the Issuer’s 4.50% Senior Secured Notes due 2026 initially in the aggregate principal amount of $700,000,000 (the “Securities”);
WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent and the Issuer are authorized to execute and deliver this Supplemental Indenture without consent of the Holders;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions and limitations set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    Notices. All notices or other communications to each New Guarantor shall be given as provided in Section 12.02 of the Indenture.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.
(a)Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon the Indenture, this Supplemental Indenture, the Securities, the Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 5(a), each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Trustee and Collateral Agent reserve the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate.
(b)Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
6.    Trustee and Collateral Agent Make No Representation. Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
Rowan TELS Corp.,
Bruin Holdco, Inc.,
Global QMS, Inc.,
as the New Guarantors

By:     /s/ John Doulamis
    Name: John Doulamis
    Title: Vice President, Deputy General Counsel and Secretary

CAMELOT FINANCE S.A.,
as Issuer,
By:    /s/ Andrew Wright
    Name: Andrew Wright
    Title: Class A Director
By:    /s/ Adrien Cenni
    Name: Adrien Cenni
    Title: Class B Director

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee
By:    /s/ Barry D. Somrock
    Name: Barry D. Somrock
    Title: Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Collateral Agent
By:    /s/ Barry D. Somrock
    Name: Barry D. Somrock
    Title: Vice President
[Signature Page to Fifth Supplemental Indenture]

Annex I
1.Rowan TELS Corp., a Delaware corporation
2.Bruin Holdco, Inc, a Delaware corporation
3.Global QMS, Inc., a Massachusetts corporation